BGC Completes Sale of Insurance Brokerage Business to The Ardonagh Group

11/1/2021

NEW YORK, Nov. 1, 2021 /PRNewswire/ -- BGC Partners, Inc. (Nasdaq: BGCP) ("BGC Partners" or "BGC" or the "Company"), a leading global brokerage and financial technology company, announced today that it has completed the sale of its Insurance Brokerage business to The Ardonagh Group Limited ("Ardonagh"). The transaction was first announced in a **press release on May 26, 2021**.

MANAGEMENT COMMENTS:

Howard W. Lutnick, Chairman and Chief Executive Officer of BGC, said: "We are pleased to have completed the sale of our Insurance Brokerage business1 to Ardonagh which delivers enormous value for our shareholders. The approximately $535 million in gross proceeds provides us with significant resources to continue repurchasing our shares and/or units and to accelerate Fenics growth."

TRANSACTION DETAILS and financial impact:

Under the terms of the purchase agreement, Ardonagh acquired the equity of the entities that compromised BGC's Insurance Brokerage business for approximately $535 million in gross proceeds, subject to limited post-closing adjustments.

The one-time gain associated with the transaction will be reflected in BGC's consolidated results under U.S. Generally Accepted Accounting Principles (GAAP) but will be excluded from the Company's results for Adjusted Earnings.

ADVISORS:

Cantor Fitzgerald & Co. and Bank of America served as financial advisors, and Bryan Cave Leighton Paisner LLP acted as counsel to BGC.

About BGC Partners, Inc.

BGC Partners, Inc. ("BGC") is a leading global brokerage and financial technology company. BGC, through its various affiliates, specializes in the brokerage of a broad range of products, including Fixed Income (Rates and Credit),

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Foreign Exchange, Equities, Energy and Commodities, Shipping, and Futures. BGC, through its various affiliates, also provides a wide variety of services, including trade execution, brokerage, clearing, trade compression, post-trade, information, and other back-office services to a broad range of financial and non-financial institutions. Through its brands, including Fenics®, Fenics Market Data™, Fenics GO™, BGC®, BGC Trader™, Capitalab®, and Lucera®, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC and/or its affiliates.

BGC's customers include many of the world's largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC's Class A common stock trades on the Nasdaq Global Select Market under the ticker symbol "BGCP". BGC is led by Chairman of the Board and Chief Executive Officer Howard W. Lutnick. For more information, please visit **http://www.bgcpartners.com**. You can also follow BGC at **https://twitter.com/bgcpartners**, **https://www.linkedin.com/company/bgc-partners** and/or **http://ir.bgcpartners.com/Investors/default.aspx**.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are "forward-looking statements" that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the effects of the COVID-19 pandemic on the Company's business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC's Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Media Contact :

Karen Laureano-Rikardsen
+1 212-829-4975

Investor Contact:

Jason Chryssicas
+1 212-610-2426

1 Includes Ed Broking Group Limited and Besso Insurance Group Limited, each wholly owned subsidiaries of BGC.

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